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                                                                 Exhibit 23.5(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000, except for Note 2, as to which date is March 27, 2001, with respect to the consolidated financial statements of rStar Corporation (formerly known as ZapMe! Corporation) incorporated by reference in the registration statement (Form F-4) and related prospectus of Gilat Satellite Networks Ltd.


                                                      /s/  Ernst & Young LLP

Walnut Creek, California
October 10, 2001